Exhibit 5.2




                                                         June 16, 1999

Ira M. Dansky, Esq.
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018

                  Re: Jones Apparel Group, Inc. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4


Dear Mr. Dansky:

          As special Pennsylvania counsel to Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), we have been requested to render this opinion in connection with the Company's Post-Effective Amendment No. 1 on Form S-8 to Registration Statement Form S-4 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission (the "SEC") on June 16, 1999, under the Securities Act of 1933 (the "Act").

          The Registration Statement amends the Company's Registration Statement on Form S-4 (No. 333-75867) relating to the proposed issuance by Jones of up to 902,000 shares (the "Shares") of its common stock, par value $0.01 per share, pursuant to the Second Amended and Restated Stock Option Plan of Nine West Group Inc., Nine West Group Inc. First Amended and Restated 1994 Long-Term Performance Plan, and Nine West Group Inc. 1993 Directors' Stock Option Plan (collectively, the "Plans").

          On June 15, 1999, Jones and Nine West Group Inc., a Delaware corporation ("Nine West"), consummated a merger (the "Merger") whereby Nine West merged with and into a wholly owned subsidiary of Jones pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 1, 1999. As a result of the Merger, Nine West became a wholly owned subsidiary of Jones.

          For purposes of this opinion we have examined the Registration Statement; the Plans; the Subsistence Certificate dated May 20, 1999 issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company (the "Subsistence Certificate"); the resolutions adopted by the Board of Directors of the Company dated March 1, 1999; and such other documents as we deem necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to


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us as originals and the conformity to originals of all documents submitted to us as certified or reproduce copies.

          As special Pennsylvania counsel to the Company, we are not necessarily familiar with all of the Company's affairs. As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion.

          Based on the foregoing, we are of the opinion that the Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and that the Shares have been duly authorized for issuance, and that the Shares which are being offered and sold by the Company pursuant to the Registration Statement and the Plans, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

          We are attorneys admitted to the Bar in Commonwealth of Pennsylvania, and we express no opinion as to the laws of any jurisdiction, other than the corporate laws of the State of Delaware and the United States of America. Our examination of law relevant to the matters covered by this opinion is limited to Federal law, Pennsylvania law and Delaware corporate law.

          The opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

          This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent.

          We hereby consent to the filing of this opinion as Exhibit
5.2 to the Registration Statement.

                              Sincerely,

                              /s/ Mesirov Gelman Jaffe Cramer & Jamieson, LLP